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Exhibit 99.1

VANTAGEMED CORPORATION ANNOUNCES PROGRAM TO REPURCHASE ITS COMMON STOCK

    RANCHO CORDOVA, Calif.—(BUSINESS WIRE)—May 14, 2001—VantageMed Corporation (Nasdaq: VMDC—news), announced today that the Company's Board of Directors has adopted a program to repurchase from time to time at management's discretion up to 250,000 shares of the Company's common stock in the open market or in private transactions during the period starting May 16, 2001 and ending April 25, 2002 at prevailing market prices. As of May 10, 2001, the Company had 8,637,783 shares of common stock outstanding. Repurchases will be made under the program using the Company's own cash resources. Advest, Inc. will act as agents for the Company's stock repurchase program.

About VantageMed

    VantageMed is a leading provider of healthcare information solutions, with products distributed to over 11,000 customer sites through a network of regional offices. The company's suite of software products and services automate administrative, financial, clinical and management functions for physicians, dentists, behavioral health professionals, and other healthcare providers and provider organizations.

    This press release contains forward-looking statements (as defined in the Private Securities Litigation Reform Act of 1995), which reflect the Company's intent to purchase shares of its common stock on the open market and in private transactions. Our forward-looking statements are made as of today's date and we do not undertake any obligation to update forward-looking statements. Actual results could differ materially from those stated or implied, due to risks and uncertainties. Such risks and uncertainties include but are not limited to the risk that management may exercise its discretion not to purchase any shares or shares fewer than those authorized or that the Company may not be in the financial position to purchase shares. Our forward looking statements should be considered in the context of these and other risks and uncertainties discussed in our SEC filings including our Registration Statement, as amended and our December 31, 2000 Form 10K available from the SEC or through its web site.

Contact:
James Seiler
Investor Relations
VantageMed
Tel: 303.245.4460
E-mail: investor@vantagemed.com
Web: www.vantagemed.com

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  Exhibit 99.1
VANTAGEMED CORPORATION ANNOUNCES PROGRAM TO REPURCHASE ITS COMMON STOCK